Exhibit 23.2

Cawley, Gillespie & Associates, Inc.

petroleum consultants

13640 BRIARWICK DRIVE, SUITE 100	306 WEST SEVENTH STREET, SUITE 302	1000 LOUISIANA STREET, SUITE 1900
AUSTIN, TEXAS 78729-1106	FORT WORTH, TEXAS 76102-4987	HOUSTON, TEXAS 77002-5008
512-249-7000	817- 336-2461	713-651-9944
www.cgaus.com

As independent petroleum engineers, we hereby consent to the inclusion in HighPeak Energy, Inc.’s Annual Report on Form 10-K, of our reserves reports of HighPeak Energy, Inc. proved oil and natural gas reserves estimates and associated estimates of future net revenues and their present value as of December 31, 2020, included in or made a part of the Annual Report on Form 10-K, to the inclusion of its summary report dated January 18, 2021 as an exhibit to the Annual Report on Form 10-K and to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-249888) of such report. We further consent to the incorporation of our summary report of HPK Energy, LP as of December 31, 2019 into the Annual Report on Form 10-K by reference thereof to the report filed as part of HighPeak Energy, Inc.’s Registration Statement on Form S-4 and Form S-1 (File No. 333-235313) filed with the SEC on August 5, 2020.

CAWLEY, GILLESPIE & ASSOCIATES, INC. Texas Registered Engineering Firm

/s/ W. Todd Brooker
W. Todd Brooker, P.E. President

Austin, Texas

March 15, 2021